Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact: Karen VanDerBosch COO and CFO MakeMusic, Inc. (952) 906-3690 kvanderbosch@makemusic.com	Investor Relation Contact: LHA Jody Burfening/Harriet Fried (212) 838-3777 jburfening@lhai.com

MAKEMUSIC ANNOUNCES MANAGEMENT CHANGE;

CFO AND COO KAREN VANDERBOSCH TO ASSUME CEO DUTIES ON AN INTERIM BASIS

Minneapolis, Minn. – June 14, 2012 – MakeMusic, Inc. (NASDAQ: MMUS), a world leader in music technology, announced today that, effective June 15, 2012, Karen van Lith’s employment with MakeMusic will end and she will no longer serve as president, chief executive officer or a director. MakeMusic’s chief operating officer and chief financial officer, Karen VanDerBosch, will assume the CEO duties on an interim basis. The board of directors has initiated a search for a new CEO.

Robert Morrison, chairman of the board, stated, “On behalf of MakeMusic, I would like to wish Ms. van Lith the best in her future endeavors. During her tenure, MakeMusic made progress towards fulfilling its strategic direction, enhancing the company’s technology architecture, and extending its core product value into new product innovations and platforms. The MakeMusic board of directors remains committed to this strategic direction. MakeMusic is positioned to take advantage of the exciting opportunities that new technologies are opening up in the field of music and music education.”

Mr. Morrison added, “We are fortunate to have Karen VanDerBosch to assume the CEO duties on an interim basis in addition to continuing her duties as COO and CFO. Her nearly six years as an integral part of MakeMusic’s senior management team will enable us to move forward seamlessly with both our product innovation strategy as well as our daily operations until a new CEO is named.”

About MakeMusic, Inc.

MakeMusic® , Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® education software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. The SmartMusic Inbox™, an Android™ and Apple® mobile application, provides additional access for teachers to review, grade and comment on student assignments. MusicXML™ is an Internet-friendly way to publish musical scores, enabling musicians to distribute interactive sheet music online and to use sheet music files with a wide variety of musical applications. Garritan™ sound libraries provide musicians with state-of-the-art virtual instruments with the playback quality of a live performance. Additional information about this Minnesota company can be found at www.makemusic.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to: (i) the ability of our management team to successfully implement growth initiatives for SmartMusic; (ii) market acceptance of our products; (iii) the impact of changing technology on our product upgrades; (iv) delays in finalizing and implementing product initiatives; and (v) those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.